UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

APEX GLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18640	95-4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 16, 2021, Apex Global Brands, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Galaxy Universal LLC (“Parent”), Galaxy Apex Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and Eugene Robin, solely in his capacity as representative, agent and attorney-in-fact (the “Credit Party Representative”), pursuant to which, among other things, the Merger Sub will be merged with and into the Company with the Company surviving as the continuing entity (the “Surviving Corporation”) as a wholly-owned direct subsidiary of Parent (the “Merger”).

Consideration; Treatment of Common Stock and Equity Awards; Credit Party Closing Payment

At the Effective Time, each share of the Company’s common stock, par value $0.02 per share (the “Common Stock”) other than (i) Common Stock that is owned by Parent or the Company or any of their respective direct or indirect wholly-owned subsidiaries and (ii) Common Stock that is owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, will be automatically canceled and will cease to exist, and will be converted into the right to receive, upon the terms and subject to the conditions set forth in the Merger Agreement, $2.00 in cash, without interest, less any required withholding taxes.

At the Effective Time, each Company option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled without payment therefor and shall have no further force or effect.

At the Effective Time, each restricted stock unit covering shares of Common Stock (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether or not then vested, will vest in full and be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of shares of Common Stock subject to such Company RSU; multiplied by (B) $2.00, less any required withholding taxes.

At the Effective Time, in full satisfaction of all outstanding principal and interest due under subordinated notes held by the Credit Parties (estimated to be approximately $15.2 million), who are also stockholders and affiliates of the Company, Parent will pay to the Credit Parties $7,650,000, subject to downward adjustment depending on the status of the forgiveness of the Company’s outstanding loan under the Paycheck Protection Program.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties, and covenants.

Certain Closing Conditions

Parent’s obligation to effect the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions; (ii) the Company’s compliance in all material respects with its covenants and obligations contained in the Merger Agreement; (iii) there not having been a Material Adverse Effect with respect to the Company; (iv) the Merger Agreement’s adoption by the Requisite Company Vote; (v) the absence of any restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition in effect that would prohibit or make illegal or otherwise prohibit the consummation of the Merger; (vi) the number of Dissenting Shares shall not exceed 10% of the issued and outstanding shares of Company Common Stock; (vii) the Seventh Amendment shall not have been terminated by Callodine in writing or amended in a manner that is adverse to the Company or Parent, (viii) Callodine shall not have notified the Company of its intent to terminate the Seventh Amendment, (ix) neither Callodine nor any other Lender has taken any actions to enforce their respective rights or remedies under the Seventh Amendment and the other Loan Documents; and (x) other customary conditions.

Takeover Proposals; Termination Fees

The Company has agreed (i) to immediately cease any and all existing activities, solicitations, discussions or negotiations with any Person with respect to any Takeover Proposal (ii) not to initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any inquiry or proposal that could reasonably be expected to lead to any Takeover Proposal, and (iii) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

The Merger Agreement contains certain termination rights in favor of each the Company and Parent, including under certain circumstances, the requirement for the Company to pay to Parent a termination fee of $3,290,000. In addition, if the Company’s stockholders do not approve the Merger at the special meeting of the stockholders to be called to consider the approval of the Merger, then the Company will owe Parent an expense reimbursement fee of $2.5 million.

The Company’s board of directors has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into, and approved and declared advisable, the Merger Agreement, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained in the Merger Agreement and the consummation of the Merger, and (iii) that a special meeting of the stockholders of the Company be held for the purpose of approving the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement.  They are not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties.  In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts.  Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein.  Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting Agreement

Concurrently with the execution of the Merger Agreement, certain holders (“Stockholders”) of the Company’s Common Stock entered into Voting Agreements whereby the Stockholders agreed, among other things, that at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances (including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all its shares of Common Stock, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Merger Agreement and the Transactions and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other Transactions.  The foregoing description of the Voting Agreement is not complete and is qualified in its entirety to the form of Voting Agreement which is attached to the Merger Agreement as an exhibit thereto and incorporated herein by reference.

Seventh Amendment to Financing Agreement and Forbearance Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Seventh Amendment to Financing Agreement and Forbearance Agreement with its senior secured lenders (the “Seventh Amendment”)

whereby the senior secured lenders have agreed not to enforce their rights to declare an event of default and accelerate the payment of all amounts due under our senior secured credit facility through June 30, 2021.

              Any failure by the Company to satisfy the requirements of the Forbearance Agreement or any other breach under the senior secured credit facility during the forbearance period would give the senior lenders the right to terminate the Forbearance Agreement, to declare an event of default under the senior credit facility and accelerate the amounts due thereunder.

The description of the Seventh Amendment set forth in this Current Report on Form 8-K is intended to be a summary and does not purport to be complete.  Such description is subject to, and qualified in its entirety by reference to, the applicable document, which is filed as an exhibit hereto and incorporated herein by reference.

Credit Party Representative Agreement

Concurrently with the execution of the Merger Agreement, the Company, Credit Parties, Parent, Merger Sub and the Credit Party Representative entered into a Credit Party Representative Agreement (the “Credit Party Representative Agreement”) whereby, among other things, each Credit Party appointed the Credit Party Representative as its attorney-in-fact and agent to represent the Credit Parties in connection with the Merger and the transactions contemplated thereby.

The Credit Parties agreed that upon the Effective Time of the Merger and the payment to the Credit Parties of the Credit Party Closing Payment Amount all obligations, liabilities and indebtedness (collectively, the “Obligations”) under any promissory note (including any Subordinated Exchange Note issued by the Company to the Credit Parties pursuant to that certain Exchange Agreement, dated as of August 3, 2018) and any other financing, note, credit and loan documents, and any collateral documents relating thereto entered into between the Company and such Credit Party or its Affiliates (the “Financing Documents”) shall be irrevocably satisfied and discharged in full, (ii) the Financing Documents and all commitments thereunder shall automatically terminate, and all guaranties, liens, pledges, mortgages, account control agreements and any other security interests securing the Obligations shall automatically be deemed to be forever fully released, satisfied and discharged, in each case without further action of any party.

The description of the Credit Party Representative Agreement set forth in this Current Report on Form 8-K is intended to be a summary and does not purport to be complete.  Such description is subject to, and qualified in its entirety by reference to, the applicable document, which is filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Seventh Amendment under Item 1.01 above, which is incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure

On February 16, 2021, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.Description

2.1

Agreement and Plan of Merger, dated as of February 16, 2021, by and among Apex Global Brands Inc., Galaxy Universal LLC, Galaxy Apex Merger Sub, Inc., a wholly owned subsidiary of Parent, and Eugene Robin, solely in his capacity as representative, agent and attorney-in-fact.

10.1

Seventh Amendment to Financing Agreement and Forbearance Agreement, dated as of February 16, 2021 with retroactive effect as of December 31, 2020, by and among the Apex Global Brands Inc., Irene Acquisition Company B.V., each Guarantor party thereto, the Lenders party thereto, and Callodine Commercial Finance, LLC (as successor to Gordon Brothers Finance Company).

10. 2	Credit Party Representative Agreement, dated as of February 16, 2021, by and among Apex Global Brands Inc., the Credit Parties, Eugene Robin, Galaxy Universal LLC and Galaxy Apex Merger Sub, Inc.
99.1	Press Release, dated February 16, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX GLOBAL BRANDS INC.

February 19, 2021	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer